As filed with the Securities and Exchange Commission on January 28, 1998.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 14, 1998

                                PARACELSIAN, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                            0-19844                       56-1399565
--------                            -------                       ----------
(State or other                     (Commission                   (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                    Number)


   222 LANGMUIR LABORATORIES, CORNELL TECHNOLOGY PARK, ITHACA, NEW YORK 14850
   --------------------------------------------------------------------------
         (Address, including zip codes, of principal executive offices)


                                 (607) 257-4224
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         On January 14, 1998, the Board of Directors of the Corporation entered into a stock purchase agreement (the "Purchase Agreement") whereby the Corporation issued 3,571,429 new shares of the common stock of the Corporation, par value $0.01 per share (the "Common Stock") to Biomar International, Inc., a Delaware corporation ("Biomar"), which constitutes approximately twenty four percent (24%) of all of the then issued and outstanding capital stock of the Corporation. At the close of business on January 15, 1998, there were 14,871,296 shares of the Common Stock issued and outstanding. Under the Purchase Agreement, Biomar also received warrants to purchase up to an additional $520,000 in common stock, in increments of at least $100,000, at a per share price equal to $0.175 (the "Warrants"). The source of the consideration used by Biomar to acquire the Common Stock of the Corporation was a line of credit made in the ordinary course of business by a financial institution whose identity is omitted pursuant to the rules of the Securities and Exchange Commission ("SEC").

         The Purchase Agreement also provided for the resignation of the Board of Directors serving on January 14, 1998 and the appointment of Biomar's nominees to the Board of Directors of the Corporation (the "Board"). Effective on January 14, 1998, all of the Board members other than the Chairman, Mr. Theodore P. Nikolis, resigned immediately and T. Nelson Campbell, the Chairman of the board of directors of Biomar, was appointed to the Board. Under the rules of the SEC, Biomar is required to give notice to the shareholders of the Corporation that it intends to appoint the persons who will constitute a majority of the Board. Biomar is in the process of giving such notice. Upon satisfaction of the requirements of the SEC rules, Mr. Nikolis will also resign as a director of the Corporation. The shareholders will not vote on the appointments of the directors selected by Biomar but all directors so appointed will be subject to election at the next annual meeting of the shareholders at which point the directors will be divided into three approximately equal classes with terms staggered over three years.

EXHIBITS

99.1     News Release disseminated on January 14, 1998 by the Corporation.

                                   Signatures

Under the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Paracelsian, Inc.


                                    By: /s/ BERNARD M. LANDES
                                       -------------------------------
                                            Bernard M. Landes
                                            President
                                            and Chief Executive Officer


                                    Date:   January 27, 1998